                                                                    Exhibit 23.1

                         Consent of Independent Auditors


The Board of Directors
Safeguard Scientifics, Inc.:


We consent to incorporation by reference in the Registration Statements (No. 33-41853, 33-48579, 33-48462, 2-72362, 33-72559,33-72560, 333-75499, 33-75501
and 333-86777) on Form S-8 and in the Registration Statements (No. 333-86675, 333-31296, 333-32512) on Form S-3 of Safeguard Scientifics, Inc. of our report dated February 28, 2000, relating to the consolidated balance sheets of Safeguard Scientifics, Inc. and subsidiaries as of December 31, 1999 and 1998, the related consolidated statements of operations, shareholders' equity, comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 1999 and related financial statement schedules, which reports are included or incorporated by reference in the December 1999 annual report on Form 10-K of Safeguard Scientifics, Inc. Our report makes reference to the other auditors who audited the 1998 financial statements of an investee and our opinion, insofar as it relates to the investee, is based solely on the report of the other auditors.




/S/ KPMG LLP


Philadelphia, Pennsylvania
March 21, 2000